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                                                                    Exhibit 99.1
                             FINANCIAL BANCORP, INC.
                                      PROXY

     The undersigned hereby appoints Eugene Aiello and Same F. Falsetto, or either of them with the power of substitution, as proxies to vote all shares of the Common Stock of the Company owned by the undersigned at the Special Meeting of the Stockholders to be held on _________, 1996, or to any adjournments or postponements thereof, and to vote all shares of stock the undersigned would be entitled to vote on such business as may properly come before the meeting, including the following item as set forth in the Notice of Special Meeting of
Stockholders:

1. To adopt and approve an Agreement and Plan of Merger among Financial Bancorp, Inc., Community First Bankshares, Inc., and Trinidad Acquisition Corporation dated March 8, 1996.

     / /  FOR            / /  AGAINST             / /  ABSTAIN

2. To act on such other matters as may properly come before the Special Meeting and any adjournments or postponements thereof.

     / /  FOR            / /  AGAINST             / /  ABSTAIN

Please date, sign and mail this proxy in the enclosed envelope.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted for the proposal. This proxy is revocable at any time before it is exercised.

Number of Shares:_______________   Date:__________________________________
                                   Please Print

Signature:______________________   Name:_________________________________
                                   Please Print

Signature:______________________   Name:_________________________________
                                   Please Print

Address:___________________________________________________________________

Instructions: This proxy should be in the exact name as appears on your share certificate. Where there is more than one owner, each must sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy must be signed by a duly authorized officer.